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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  December 27, 1995

                            PARLUX FRAGRANCES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                       0-15491                22-2562955
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
         incorporation)                                      Identification No.)




    3725 S.W. 30TH AVENUE
    FT. LAUDERDALE, FLORIDA                                            33312
    (Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code: (954) 316-9008


    650 S.W. 16TH TERRACE
    POMPANO BEACH, FLORIDA                                             33069
    (Former name or former address, if changed since last report)   (Zip Code)





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                      INFORMATION TO BE INCLUDED IN REPORT



ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS.

    On December 27, 1995, Parlux Fragrances, Inc. ("Parlux") consummated the acquisition from Revlon Holdings Inc. ("Revlon") of the rights to manufacture, sell and distribute the Alexandra de Markoff, Inc. ("AdM") cosmetics and fragrances products pursuant to an Asset Purchase Agreement (the "Purchase Agreement"), dated September 21, 1995, as amended, between Parlux and Revlon. Pursuant to the terms of the Purchase Agreement, Parlux acquired from Revlon:
(i) the ownership rights in certain trademarks and other intellectual property relating exclusively to the AdM cosmetics and fragrances products (collectively, the "Products"), (ii) the equipment used exclusively in connection with the Products, (iii) a credit for certain inventory relating exclusively to the Products, and (iv) all rights, claims, documents, contracts and other tangible and intangible assets and properties relating exclusively to the Products. Parlux expects to use the foregoing acquired assets to continue the development and commercialization of AdM Products.

    At closing, Parlux provided the following consideration: (i) $7,208,000 in cash generated from cash reserves, proceeds from the issuance of convertible debentures and the proceeds from the sale of common stock, (ii) $1,400,000 in the form of a short-term loan evidenced by a promissory note (which loan was repaid by Parlux, and the note canceled on December 28, 1995), and (iii) 424,000 shares of Parlux common stock. The amount of consideration paid by Parlux was determined based on negotiations between the parties.





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                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            PARLUX FRAGRANCES, INC.



Date:        January 9, 1996                By:  /s/     Frank A. Buttacavoli
                                                 ----------------------------
                                                 Name:   Frank A. Buttacavoli
                                                 Title:  Vice President and
                                                         Chief Financial Officer





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